As filed with the Securities and Exchange Commission on March 5, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXTREME NETWORKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0430270
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3585 Monroe Street Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

EXTREME NETWORKS, INC.

2005 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Bob L. Corey

Acting President and Chief Executive Officer,

and Chief Financial Officer

Extreme Networks, Inc.

3585 Monroe Street

Santa Clara, California 95051

(408) 579-2800

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Howard Clowes

Edward Batts

W. Michael Hutchings

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303

(650)833-2395

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value	4,000,000	$2.76	$11,040,000	$787.15

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rules 457(c) and 457(h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Extreme Networks, Inc.’s shares of common stock on March 1, 2010, as reported by the Nasdaq Global Market.

EXPLANATORY NOTE

Extreme Networks, Inc. (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which are authorized for issuance under the Extreme Networks, Inc. 2005 Equity Incentive Plan, as amended (the “2005 Plan”). The Company filed a Registration Statement on Form S-8 (File No. 333-131705) with the Securities and Exchange Commission (the “Commission”) on February 9, 2006 registering 23,000,000 shares of Common Stock that were authorized for issuance under the 2005 Plan.

Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register an additional 4,000,000 shares of Common Stock that are authorized for issuance under the 2005 Plan. Pursuant to such Instruction E, the contents of the Registration Statement on Form S-8 (File No. 333-131705) are incorporated herein by reference

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Extreme Networks, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents:

(a) The Company’s annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s fiscal year ended June 28, 2009, as filed with the Securities and Exchange Commission on August 28, 2009, as amended by Amendment No. 1 on Form 10-K/A filed on October 23, 2009.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

(c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, as filed with the Securities and Exchange Commission on April 5, 1999, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 5, 2010.

EXTREME NETWORKS, INC.

By:	/S/ BOB L. COREY
Bob L. Corey Acting President and Chief Executive Officer, Senior Vice President, and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bob L. Corey and Diane Honda, each of them acting individually, as his or her attorney-in-fact, with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures as they may be signed by our said attorney-in-fact and any and all amendments to this Registration Statement on Form S-8.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ BOB L. COREY Bob L. Corey	Acting President and Chief Executive Officer, Senior Vice President, and Chief Financial Officer (Principal Executive and Financial Officer)	February 28, 2010

/S/ JUSTIN DIMACCHIA Justin DiMacchia	Vice President, Worldwide Controller and Chief Accounting Officer (Principal Accounting)	February 28, 2010

/S/ GORDON L. STITT Gordon L. Stitt	Director, Chairman of the Board	February 28, 2010

/S/ CHARLES CARINALLI Charles Carinalli	Director	February 28, 2010

/S/ JOHN H. KISPERT John H. Kispert	Director	February 28, 2010

/S/ KENNETH LEVY Kenneth Levy	Director	February 28, 2010

/S/ EDWARD B. MEYERCORD, III Edward B. Meyercord, III	Director	February 28, 2010

/S/ JOHN C. SHOEMAKER John C. Shoemaker	Director	February 28, 2010

/S/ HARRY SILVERGLIDE Harry Silverglide	Director	February 28, 2010

EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith	Incorporated by Reference
			Form	Exhibit No.	File No.	Filing Date

4.1	Restated Certificate of Incorporation of Extreme Networks, Inc.	X

4.2	Certificate of Amendment of Restated Certificate of Incorporation of Extreme Networks, Inc.	X

4.3	Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock	X

4.4	Amended and Restated Bylaws of Extreme Networks, Inc.		8-K	3.1	000-25711	12/27/2007

5	Opinion of DLA Piper LLP (US)	X

10	Extreme Networks, Inc. 2005 Equity Incentive Plan		8-K	99.3	000-25711	10/23/2009

23.1	Consent of Ernst & Young LLP	X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5)	X

24	Power of Attorney (included on signature page)	X